UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2025

Azenta, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Summit Drive, 6th Floor, Burlington, MA 01803
(Address of principal executive offices and Zip Code)

(888) 229-3682
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On December 10, 2025, Azenta, Inc. (“Azenta” or the “Company”) issued a press release announcing the Repurchase Program (as defined below), a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8‑K. In addition, as previously announced on October 15, 2025, Azenta will hold an Investor Day beginning at 1:00 p.m. ET on December 10, 2025. A copy of the presentation that will be used in connection with the Investor Day is attached hereto as Exhibit 99.2.

The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the presentation attached as Exhibit 99.2 hereto, the presentation contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the presentation regarding these forward-looking statements.

Item 8.01. Other Events.

On December 8, 2025, the Board of Directors (the “Board”) of Azenta authorized a stock repurchase program (the “Repurchase Program”), under which the Company may repurchase up to $250 million of its outstanding common stock. The Repurchase Program is intended to enhance shareholder value and capitalize on undervaluation. The Repurchase Program became effective on December 9, 2025 and is scheduled to expire on December 31, 2028, unless extended, suspended or terminated earlier by the Board.

Repurchases under the Repurchase Program may be made from time to time in the open market, in privately negotiated transactions, in accelerated share repurchases, through block trades, or through trading plans intended to qualify under Rule 10b5‑1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case, subject to market conditions and applicable legal and regulatory requirements, including Rule 10b‑18 under the Exchange Act. The timing, volume and price of repurchases will be determined at the discretion of the Company’s management based on a variety of factors, including stock price, general business and market conditions, alternative investment opportunities, liquidity, and other considerations.

The Repurchase Program does not obligate the Company to acquire any particular amount of common stock, and it may be modified, suspended or terminated at any time without prior notice. Repurchases under the Repurchase Program are expected to be funded using the Company’s available cash reserves, operating cash flow, or other sources as determined by management, consistent with the Company’s financial policies.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 10, 2025.
99.2	Azenta, Inc. Investor Day Presentation dated December 10, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Ephraim Starr
Date: December 10, 2025	Ephraim Starr
Senior Vice President, General Counsel and Secretary